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                                                                    Exhibit 99.2

                                PROXYMED, INC.
             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                         YEAR ENDED DECEMBER 31, 2000

                                                                          MDP                   Pro Forma Adjustments  Pro Forma
                                                                                                ---------------------
                                               ProxyMed, Inc. (a)  Corporation (b)    Total       #    Dr. (Cr.)       Combined
                                               ------------------ ---------------- ------------ --------------------- -------------
Net revenues                                   $    33,441,100     $   6,407,400   $ 39,848,500  (1)        70,700    $ 39,777,800
                                               ---------------     --------------- ------------                       -------------

Costs and expenses:
    Cost of sales                                   12,249,000         4,536,400     16,785,400  (1)       (70,700)     16,714,700
    Selling, general and adminstrative
          expenses                                  27,097,200         1,443,200     28,540,400                         28,540,400
    Depreciation and amortization                   13,374,900            94,200     13,469,100  (2)     3,196,000      16,639,200
                                                                                                 (3)        (6,400)
                                                                                                 (4)       (19,500)
    Restructuring charges                            1,330,000                 -      1,330,000                          1,330,000
    Write-off of impaired assets                     2,850,100                 -      2,850,100                          2,850,100
                                               ---------------     --------------- ------------                       -------------
                                                    56,901,200         6,073,800     62,975,000                         66,074,400
                                               ---------------     --------------- ------------                       -------------

      Income (loss) from continuing
          operations                               (23,460,100)          333,600    (23,126,500)                       (26,296,600)

Other income (expense):
    Income from litigation settlement, net             666,600                 -        666,600                            666,600
    Interest, net                                   (4,133,000)          (24,000)    (4,157,000) (5)       490,000      (4,647,000)
                                               ---------------     --------------- ------------                       -------------

        Income (loss) before income taxes          (26,926,500)          309,600    (26,616,900)                       (30,277,000)

Income tax benefit (expense)                                 -                 -              -                                  -
                                               ---------------     --------------- ------------                       -------------

        Net income (loss)                          (26,926,500)          309,600    (26,616,900)                       (30,277,000)

Deemed dividends and other charges                  21,366,600                 -     21,366,600                         21,366,600
                                               ---------------     --------------- ------------                       -------------

        Net income (loss) applicable
          to common shareholders               $   (48,293,100)    $     309,600   $(47,983,500)                      $(51,643,600)
                                               ===============     =============== ============                       =============

Weighted average common shares outstanding          19,565,125                                                          19,565,125
                                               ===============                                                        =============

Basic and diluted loss per share of common
    stock from continuing operations           $         (2.47)                                                       $      (2.64)
                                               ===============                                                        =============
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(1)  To eliminate intercompany revenues and cost of sales between ProxyMed and
     MDP.
(2)  To record amortization of goodwill over 3 years related to the acquisition of MDP.
(3)  To eliminate depreciation expense for fixed assets not acquired from MDP.
(4)  To record reduction of depreciation expense based on allocation of purchase price to fixed assets acquired from MDP.
(5)  To record interest expense on note payable issued for acquisition of MDP.


(a) This column is derived from the audited consolidated financial statements of ProxyMed, Inc. and subsidiaries for the year ended December 31, 2000.
(b)  This column is derived from the audited financial statements of MDP
     Corporation for the year ended December 31, 2000. Amounts have been rounded to the nearest $100.